ELECTRONICS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 100.0%

Fairchild Semiconductor

International, Inc.*

10,471

$

122,825

Intel Corp.

53,714

$

1,153,777

Diodes, Inc.*†

4,299

118,824

Taiwan Semiconductor

MKS Instruments, Inc.*†

5,386

117,953

Manufacturing Co. Ltd. — SP

International Rectifier Corp.*†

6,074

116,621

ADR*†

73,608

803,063

Hittite Microwave Corp.*

2,934

104,509

Texas Instruments, Inc.†

21,907

616,901

ATMI, Inc.*†

3,641

101,657

Applied Materials, Inc.†

27,591

526,712

FEI Co.*†

4,234

96,451

Marvell Technology Group

Formfactor, Inc.*†

5,219

96,186

Ltd.*

24,555

433,641

Semtech Corp.*†

6,480

91,174

Broadcom Corp. — Class A*†

15,431

421,112

Entegris, Inc.*

13,090

85,739

MEMC Electronic Materials,

Tessera Technologies, Inc.*†

5,099

83,471

Inc.*

5,765

354,778

OmniVision Technologies,

ASML Holding NV†

14,145

345,138

Inc.*†

6,020

________

72,782

Nvidia Corp.*†

17,875

334,620

Total Common Stocks

Analog Devices, Inc.†

10,170

323,101

(Cost $8,194,406)

________

12,068,948

STMicroelectronics NV — SP

SECURITIES LENDING COLLATERAL 45.9%

ADR†

30,671

316,831

Mount Vernon Securities

Linear Technology Corp.

8,984

292,609

Lending Trust Prime Portfolio

5,538,091

________

5,538,091

Xilinx, Inc.†

11,432

288,658

Infineon Technologies AG —

Total Securities Lending Collateral

SP ADR*

33,040

281,831

(Cost $5,538,091)

________

5,538,091

KLA-Tencor Corp.†

6,804

276,991

Face

Altera Corp.

13,303

275,372

Amount

Microchip Technology, Inc.†

7,805

238,365

REPURCHASE AGREEMENTS 0.4%

National Semiconductor Corp.

11,437

234,916

Collateralized by obligations of

ON Semiconductor Corp.*†

25,525

234,064

the U.S. Treasury or U.S.

LSI Logic Corp.*†

35,470

217,786

Government Agencies

Micron Technology, Inc.*†

34,403

206,418

Lam Research Corp.*†

5,695

205,874

Lehman Brothers Holdings, Inc.

Cypress Semiconductor

issued 06/30/08 at 0.25% due

Corp.*†

7,816

193,446

07/01/08

$

42,345

________

42,345

Advanced Micro Devices,

Total Repurchase Agreements

Inc.*†

32,807

191,265

(Cost $42,345)

________

42,345

Varian Semiconductor

Total Investments 146.3%

Equipment Associates, Inc.*†

5,273

183,606

(Cost $13,774,842)

$

_________

17,649,384

Intersil Corp. — Class A†

7,068

171,894

Liabilities in Excess of Other

Atheros Communications,

Assets – (46.3)%

$

(5,582,214)

_________

Inc.*†

5,263

157,890

Net Assets – 100.0%

$

12,067,170

Microsemi Corp.*†

6,200

156,116

*

Non-Income Producing Security.

Amkor Technology, Inc.*†

14,747

153,516

†

All or a portion of this security is on loan at June 30, 2008.

Novellus Systems, Inc.*†

7,215

152,886

ADR - American Depository Receipt.

Skyworks Solutions, Inc.*†

15,224

150,261

Silicon Laboratories, Inc.*†

4,136

149,268

PMC - Sierra, Inc.*†

19,153

146,520

Integrated Device Technology,

Inc.*†

14,090

140,055

Teradyne, Inc.*

12,255

135,663

Rambus, Inc.*†

6,980

133,109

Atmel Corp.*

37,925

131,979

Cree, Inc.*†

5,731

130,724

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